UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on December 1, 2025, South Plains Financial, Inc., a Texas corporation (“SPFI”), and BOH Holdings, Inc., a Texas corporation (“BOH”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), providing for the acquisition by SPFI of BOH through the merger of BOH with and into SPFI, with SPFI surviving the merger (the “Merger”). The Merger was completed effective as of April 1, 2026. Immediately after the Merger, Bank of Houston, a Texas state banking association and wholly-owned subsidiary of BOH, merged with and into City Bank, a Texas state banking association and wholly-owned subsidiary of SPFI (“City Bank”), with City Bank surviving the merger.

Pursuant to the terms of the Reorganization Agreement, each share of BOH common stock held immediately prior to the effective time of the Merger was converted into the right to receive, without interest, 0.1925 shares of SPFI common stock, as adjusted pursuant to the Reorganization Agreement, plus cash, without interest, in lieu of any fractional shares (collectively, the “Per Share Merger Consideration”).

The total aggregate consideration delivered to holders of BOH common stock was approximately 2.8 million shares of SPFI common stock. The issuance of shares of SPFI common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-293068) initially filed by SPFI with the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026 and declared effective by the SEC on February 18, 2026.

The foregoing description of the Reorganization Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, which was filed as Exhibit 2.1 to SPFI’s Current Report on Form 8-K filed with the SEC on December 1, 2025, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Reorganization Agreement, as of the effective time of the Merger, the Board of Directors of SPFI (the “SPFI Board”) increased the number of directors of SPFI from six (6) to seven (7), and appointed Mr. James D. Stein to the SPFI Board as a Class II director to serve until SPFI’s 2027 annual meeting of shareholders or until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. In addition, effective as of the effective time of the Merger, pursuant to the Reorganization Agreement, the Board of Directors of City Bank (the “City Bank Board”) appointed Mr. Stein to the City Bank Board as a Class III director to serve until City Bank’s 2028 annual meeting of shareholders or until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. Effective as of the effective time of the Merger, the City Bank Board appointed Mr. Stein to serve on the Credit Risk Committee of the City Bank Board. Mr. Stein has not been appointed to serve on a committee of the SPFI Board at this time.

Other than pursuant to the Reorganization Agreement, there is no arrangement or understanding between Mr. Stein and any other person pursuant to which he was selected as a director of SPFI or City Bank, and there is no family relationship between Mr. Stein and any of SPFI’s other directors or executive officers.

In connection with the closing of the Merger, Mr. Stein entered into an employment agreement with City Bank, effective immediately upon the consummation of the Merger. Pursuant to the employment agreement, Mr. Stein will serve as Houston Market President – BOH for a term of two (2) years, at which time the employment agreement will automatically and immediately terminate. Mr. Stein will receive an annual base salary of not less than $350,000 and will be eligible for a performance-based annual bonus with a target of twenty-three and one-third percent (23.33%) of Mr. Stein’s base salary and a maximum not exceeding thirty-five percent (35%) of Mr. Stein’s base salary. To the extent the performance criteria are satisfied, seventy percent (70%) of any such bonus will be paid in the form of a lump sum cash payment and thirty percent (30%) of any such bonus will be awarded in the form of a restricted stock unit (“RSU”) grant that will be priced on the date of grant (and such RSUs shall be fully vested as of such date of grant). The foregoing employment agreement constitutes a related-party transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K. The foregoing description is a summary of the employment agreement with Mr. Stein, and is qualified in its entirety by reference to the copy of the employment agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than as described above, Mr. Stein does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, other than deposits, loans, and other financial services related transactions with City Bank made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to SPFI or City Bank, and do not involve more than normal risk of collectability or present other features unfavorable to City Bank.

Item 8.01	Other Events.

On April 1, 2026, SPFI issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, by and between City Bank and James D. Stein.

99.1	Press release, dated April 1, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: April 1, 2026	By:	/s/ Steven B. Crockett
Steven B. Crockett
Chief Financial Officer and Treasurer